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                                                                  EXHIBIT 10.45

                                 PROMISSORY NOTE

$40,000,000                                                       June 3, 2004

FOR VALUE RECEIVED, BRIGHTSTAR CORPORATION (the "Borrower"), hereby promises to pay to AMERICAN EXPRESS BANK INTERNATIONAL (the "Bank"), at 1221 Brickell Avenue, 8th Floor, Miami, Florida 33131 or such other place as the Bank may designate on June __, 2005, the principal amount of Forty Million United States Dollars (U.S. $40,000,000) (the "Loan"), together with interest on the unpaid principal balance of the Loan outstanding from time to time after the date hereof at the rate(s) specified below. This is a term note; once principal amounts borrowed are repaid, they may not be reborrowed.

This Note is non-negotiable and is subject to the terms of that certain Amended and Restated Pledge Agreement (the "Pledge"), executed on June 3, 2004, by and between the Bank and Telcel C.A. ("Pledgor").

Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a rate or rates per annum (the "Interest Rate") as follows (check whichever of (i), (ii), (iii) or (iv) is applicable):

(__)  (i)    at a fixed rate of _____% per annum, applied to the entire unpaid principal balance hereunder.

(__)  (ii)   at the Prime Rate plus ____% per annum, applied to the entire unpaid principal balance hereunder.

(X)   (iii)  during each Interest Period for the Loan, at the LIBOR-Rate therefor plus 1% per annum, applied to the unpaid principal balance of the Loan.

(__)  (iv)   other:


"Prime Rate" shall mean the fluctuating annual rate of Interest fixed from time to time by the Bank as its "prime rate," changes in which shall be effective from the opening of business on the date of such change, it being understood and agreed that such rate shall not necessarily be the best or lowest rate of interest available to the most preferred customers of the Bank.

"LIBOR Rate" shall mean, for the Loan and any Interest Period, the rate per annum determined solely by the Bank (based on quotations by major banks using whatever source or sources the Bank chooses) to be the London interbank offered rate (or the average such rate) for U.S. Dollar deposits at a term comparable to such Interest Period on a date selected by the Bank that is within 3 Business Days before the first day of such Interest Period, adjusted upward by the Bank to take account of any reserve requirement under Regulation D.

"Interest Periods" shall mean, with respect to the Loan, successive periods of 1, 3 or 6 months each (each as selected by the Borrower by notice to the Bank given at least 3 Business Days before the start thereof or, if the Borrower fails to give such a notice, successive periods of 6 months), the first of which beginning when the Loan is disbursed and each subsequent one beginning when the previous one ends; provided, however, that any Interest Period that would otherwise extend beyond June __, 2005 shall end on June __, 2005.

"Business Day" shall mean (i) for all purposes other than as covered by clause
(ii), any day of the year on which banks are not required or authorized to close in Miami, Florida and (ii) with respect to all notices, determinations, funding and payments in connection with the Loan, any day which is a Business Day described in clause (i) and which is also a day for trading in the London interbank market.

Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days and shall be due and payable on the last day of each Interest Period for the Loan, including the date of final payment; provided, however, that if the applicable Interest Period is a 6-month period, the interest during such Interest Period shall be payable on each date occurring at three-month intervals after the first day of such Interest Period. The rate of interest on any principal amount unpaid when due shall increase 2% over the applicable Interest Rate. Whenever any payment hereunder is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation and payment of interest. Nothing herein shall be construed or operate so as to require the Borrower to pay interest hereunder in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges hereunder result in the computation or earning of interest in excess of the maximum rate or amount of interest which is permitted under applicable law, any and all such excess interest shall be (and the same hereby is) waived by the Bank, the amount of such excess shall be automatically credited against, and be deemed to have been payments in reduction of, the principal then due hereunder, and such portion of such excess which exceeds the principal then due hereunder shall be paid by the Bank to the Borrower.

If any interest payment hereunder is not made when due, the Bank shall also at its discretion and if and to the extent allowed by applicable law, be entitled to (and the Borrower hereby irrevocably authorizes the Bank to) add the amount of such payment to the principal hereof (after which such amount shall bear interest like the rest of the principal hereof).


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All payments of principal and interest shall be made by 12:00 noon on the
Business Day when due in immediately available funds in the lawful money of the United States of America and free and clear of any deductions for any present or future taxes or other charges (other than any tax or charge imposed on or measured by the net income of the Bank or other similar tax and all interest, penalties or similar liabilities with respect thereto) imposed by any government or taxing authority thereof. If any such taxes or charges are imposed with respect to or required to be withheld from any such payment, the Borrower shall increase the amount of such payment so that the Bank will receive a net amount (after deduction of all such taxes and charges) equal to the amount due hereunder and pay all such taxes and charges to the appropriate taxing authority for the account of the Bank and, as promptly as possible thereafter, send the Bank an original receipt showing payment thereof, together with such additional documentary evidence as the Bank may from time to time require. The Borrower shall indemnify the Bank from and against any and all such taxes and charges (irrespective of when imposed) and any related interest and penalties that may become payable by the Bank in respect of amounts paid to or on behalf of the Bank pursuant to the preceding sentence. In addition, the Borrower shall pay (or, if appropriate, reimburse the Bank for) any documentary stamp, intangible or similar taxes (and any interest or penalty relating thereto) imposed at any time with respect to this Note, the indebtedness evidenced hereby or any agreement relating hereto.

The Borrower represents and warrants that (i) if it is a corporation or other entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, (ii) it has full power and authority to execute this Note, and (iii) this Note is valid, binding and enforceable against the Borrower in accordance with its terms.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note. The failure of the Bank to exercise its rights to make demand at any one time will not constitute a waiver of such right at any subsequent time. Each of the following shall constitute an "Event of Default" hereunder: (a) any default in the payment of any indebtedness of the Borrower under this Note after such payment has been due and unpaid for three (3) Business Days; (b) the Borrower's becoming insolvent (however evidenced) or seeking any relief under any bankruptcy, insolvency, reorganization, receivership, intervention, liquidation, dissolution or similar law of any jurisdiction (or any person's seeking such relief against or with respect to the Borrower); (c) any materially false or materially incomplete representation or warranty made or given (when made or given) by the Borrower in this Note; (d) any event or development described in (a) through (c) of this paragraph with respect to the Pledgor and/or with respect to the Pledge securing the payment of this Note upon providing at least five Business Days notice to the Borrower; (e) the invalidity or (in any material respect) the unenforceability of the Pledge or this Note, or any assertion by the Borrower or the Pledgor of such invalidity or unenforceability, or the security interest created pursuant to the Pledge ceasing to be a perfected security interest under applicable U.S. state law, provided that, in the event such security interest ceases to be so perfected, the perfection of such security interest is not restored within five Business Days after the Bank notifies the Borrower, in writing, that such security interest is no longer perfected; or (f) any event of default as defined in the Pledge. Upon the occurrence of any Event of Default, all outstanding principal, accrued interest and any other amounts whatsoever owing hereunder shall immediately become due and payable in full, automatically and without demand by the Bank, without notice from the Bank to the Borrower or any other party and without any other action or declaration by the Bank.

If this Note or the Loan hereunder is not paid when due, the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, and all other costs incurred in connection with enforcement of this Note, regardless of whether suit is filed hereon.

Prepayments are allowed; however, in the case of any prepayment made on a date other than the last day of an Interest Period, the Borrower shall pay to the Bank on demand such amount (determined solely by the Bank) as is necessary to compensate the Bank for any loss incurred by the Bank by reason of the yield earned from re-employment of funds made available by such prepayment being less than the yield that would have been earned hereunder on the amount prepaid had the prepayment not been made on such date other than the last day of an Interest Period. In the event that any prepayment is made by the Borrower or by any other person on behalf of the Borrower, the Bank shall credit such prepayment to the principal amount of this Note.

The Borrower hereby confirms the receipt of a written notice from the Bank, stating that it is the policy of the Board of Governors of the Federal Reserve System, with respect to nonbank customers, that credits extended by international banking facilities ("IBF") may be used only to finance the operations outside the United States of a borrower or the borrower's foreign affiliates. The Borrower acknowledges that the proceeds of all credit extensions evidenced by this Note will be used solely to finance the operations outside the United States of the Borrower or the Borrower's foreign affiliates.

This Note shall be governed by the laws of the State of Florida, U.S.A., without regard to any conflict-of-laws rule or principle that would give effect to the laws of another jurisdiction. The Borrower irrevocably agrees that any action or proceeding arising under or relating to this Note that it brings shall be tried by the courts of such State or the United States District courts sitting there. The Borrower irrevocably submits, in any action proceeding that the Bank brings, to the non-exclusive jurisdiction of each such court, irrevocably waives the defense of inconvenient forum with respect to any such action or proceeding, and agrees that service of process in any such action or proceeding may be made by mailing to it a copy thereof (as well as by any other lawful method). The Borrower agrees, upon the Bank's request, to appoint, at the Borrower's expense and in a manner satisfactory to the Bank, an agent satisfactory to the Bank to receive and accept service of process on its behalf in any such action or proceeding.


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The Bank may not transfer or assign any of its rights under this Note or under the Pledge; provided, however, that, subject to the next proviso, the Bank may grant participations in this Note to other banks; provided further that any participant under such participation shall have no right under this Note or the Pledge, or otherwise, against the Borrower or any party to the Pledge (the participant's sole rights to be solely against the Bank and solely as provided in the participation to the extent consistent with this Note).

Time is of the essence with respect to every provision hereof. This Note shall inure to the benefit of the Bank, its successors and permitted assigns and shall be binding on the Borrower, its heirs, personal representatives, successors and assigns. If the undersigned are more than one, they are jointly and severally liable as regards all obligations of the Borrower under this Note.

To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to the Borrower or any property (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the Unites States of America, as amended.

Any obligation of the Borrower under this Note to make payments in United States Dollars shall not be discharged or satisfied by any tender or recovery, whether pursuant to any judgment or otherwise, expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Bank of the full amount of United States Dollars payable to it, and the Borrower shall indemnify the Bank (and the Bank shall have an additional legal claim against the Borrower) for any difference between such full amount and the amount effectively received by the Bank pursuant to any such tender or recovery. In the absence of manifest error, the Bank's determination of amounts effectively received by it shall be conclusive.

THE BORROWER AND (BY ACCEPTING THIS NOTE) THE BANK HEREBY VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS NOTE, AND THE BORROWER HEREBY ACKNOWLEDGES THAT THE BANK'S ACCEPTANCE OF THIS
NOTE IS CONDITIONED ON THIS JURY WAIVER AND THAT NO REPRESENTATIVE OF THE BANK HAS REPRESENTED (EXPRESSLY OR IMPLIEDLY) THAT THIS JURY WAIVER WOULD NOT OR MIGHT NOT BE ENFORCED.

IN WITNESS WHEREOF, this Note has been duly executed by the Borrower on June __, 2004.

For BRIGHTSTAR CORPORATION

By: /s/ R. Marcelo Claure
    ____________________________________

Name: R. Marcelo Claure
      __________________________________

Title: President and CEO
       ______________________________

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